Exhibit 10.1

March 31, 2026

Thomas Smelker

8617 South Sun Bar Ranch Place

Vail, AZ 85641

Re:  Amendment to Employment Agreement

Dear Thomas,

Reference is made to that certain Employment Agreement, dated as of January 12, 2026, between you and Bel Fuse, Inc., a New Jersey corporation (the “Employment Agreement”).

This is to confirm that, effective March 31, 2026, Item 3 of Exhibit A of the Employment Agreement is hereby amended by changing your Position/Title to EVP & President, Aerospace, Defense and Rugged Solutions.

Except as provided by this letter, the Employment Agreement shall remain in full force and effect.

Please acknowledge your agreement with the foregoing by countersigning this letter below and returning it to me.

Regards,

Farouq Tuweiq

Chief Executive Officer

Acknowledged and agreed:

/s/Thomas Smelker

Thomas Smelker

Date: March 31, 2026